Exhibit 5.1
[Baker & McKenzie LLP Letterhead]

February 27, 2025

Rimini Street, Inc.
1700 S. Pavilion Center Drive
Suite 330
Las Vegas, Nevada 89135

Ladies and Gentlemen:
We have acted as counsel to Rimini Street, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the registration statement on Form S-3 (the “Registration Statement”) to be filed on or about the date hereof by the Company with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate number of (i) shares of the Company's common stock, par value $0.0001 per share (“Common Stock”), (ii) shares of the Company's preferred stock (the “Preferred Stock”), and (iii) warrants for the purchase of Common Stock or Preferred Stock, which may be issued pursuant to one or more warrant agreements proposed to be entered into between the Company and a warrant agent or agents to be name, to be sold separately or with Common Stock or Preferred Stock (the “Warrants” and, together with the Common Stock and Preferred Stock, the “Offered Securities”) with a maximum aggregate value, determined cumulatively at the time of the offering and issuance of any Offered Securities thereunder, of $200,000,000.

We have examined originals or copies certified or otherwise identified to our satisfaction of: (i) the Registration Statement; (ii) the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company (the “Charter Documents”); (iii) certain resolutions of the Board of Directors of the Company (the “Board of Directors”); and (iv) such other corporate records, agreements, documents, instruments and certificates or comparable documents of public officials and officers and representatives of the Company as we have deemed necessary or appropriate for the expression of the opinions contained herein. As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) each natural person signing any document reviewed by us had the legal capacity to do so, (v) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity, (vi) the Registration Statement, and any amendments thereto (including any post-effective amendments), will have become effective and comply with all applicable laws and such effectiveness shall not have been terminated or rescinded, (vii) a prospectus supplement will have been prepared and timely filed with the SEC describing the Offered Securities, (viii) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (ix) if in an underwritten offering, a definitive purchase, underwriting or similar agreement with respect to any Offered Securities will be duly authorized and validly executed and delivered by the Company and the other parties thereto, (x) any Offered Securities issuable upon conversion, exchange or exercise of any Offered Security will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, and (xi) with respect to Common Stock or Preferred Stock offered (including upon exercise, conversion or exchange of any Warrants), there will be sufficient Common Stock or Preferred Stock authorized under the Company’s Charter Documents and not otherwise reserved for issuance.
We have also assumed that the Company has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of the State of Delaware) in connection with the transactions contemplated by, and the performance of its obligations with respect to, the issuance of the Offered Securities. We have also assumed that the Offered Securities will be executed and delivered in substantially the form reviewed by us. In addition, we have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of their respective obligations under, the Offered Securities and any warrant agreement will not, violate, conflict with or constitute a default under (i) the Charter Documents of the Company, or any agreement or other instrument to which the Company or its properties are subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. We have also assumed that (i) prior to the issuance of any Offered Securities, the board of directors or a duly authorized committee thereof will have adopted resolutions setting forth, among other things, the offering price or formula pursuant to which such offering price may be determined with respect to such Offered Securities, any warrant agreement and each certificate or other executed document evidencing Offered Securities will be duly authorized, executed and delivered by the Company under Delaware law, (ii) the choice of law other than Delaware law in any warrant agreement is legal and valid under the laws of any other applicable jurisdictions, (iii) the execution and delivery by the Company of any warrant agreement and each certificate or executed document evidencing Offered Securities and the performance by the Company of its obligations thereunder will not violate or conflict with any laws of the State of Delaware, and (iv) the Company will have otherwise complied with all aspects of the laws of the State of Delaware in connection with the issuance of the Offered Securities as contemplated by the Registration Statement.

Based upon and subject to the foregoing, we are of the opinion that:

1.With respect to any shares of Common Stock to be offered pursuant to the Registration Statement (the “Offered Common Stock”), when (i) the Offered Common Stock has been authorized, offered and sold in accordance with the Registration Statement, including any prospectus supplement related thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (ii) the Offered Common Stock has been duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Common Stock will be validly issued, fully paid and non-assessable.

2.With respect to any shares of Preferred Stock to be offered pursuant to the Registration Statement (the “Offered Preferred Stock”), when (i) the applicable certificate of designations has been duly authorized and executed by the Company and filed with the Secretary of State of the State of Delaware, (ii) the Offered Preferred Stock has been authorized, offered and sold in accordance with the Registration Statement, including the prospectus supplement related thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (iii) the Offered Preferred Stock has been duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Preferred Stock will be validly issued, fully paid and non-assessable.

3.With respect to any series of Warrants to be offered pursuant to the Registration Statement (the “Offered Warrants”), when (i) the applicable warrant agreement has been duly authorized, executed and delivered by the Company and the warrant agent thereto, (ii) the terms of the Offered Warrants and their issuance and sale have been duly established in conformity with the applicable warrant agreement (including the authorization of the issuance of the Common Stock or Preferred Stock to be issued pursuant to such Offered Warrants), (iii) the Offered Warrants have been authorized, offered and sold in accordance with the applicable warrant agreement, the Registration Statement, including the prospectus supplement, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (iv) the Offered Warrants have been duly executed and delivered by the Company to the purchasers thereof in the manner contemplated in the applicable warrant agreement upon payment of the agreed-upon consideration therefor, the Offered Warrants (including any Warrants duly issued upon conversion, exchange or exercise of any Preferred Stock), will be binding obligations of the Company and any Offered Securities issuable upon exercise of such Offered Warrants in accordance with the terms thereof will be validly issued, fully paid and non-assessable or binding obligations of the Company, as applicable.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Offered Security may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

We express no opinions concerning the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited in all respects to the corporate laws of the State of Delaware and the federal laws of United States of America, in each case, that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws, and we do not express any opinions as to the laws of any other jurisdiction. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect and to the facts as they presently exist.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the SEC issued thereunder.

Very truly yours,

/S/ Baker & McKenzie LLP